LETTER OF TRANSMITTAL
                           REGARDING COMMON SHARES OF

                                A T FUND OF FUNDS

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 20, 2005

--------------------------------------------------------------------------------
            THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
        EASTERN TIME, ON October 21, 2005, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

              Complete this Letter of Transmittal and Return it to:

                                A T FUND OF FUNDS
                     C/O FORUM ADMINISTRATIVE SERVICES, LLC
                               TWO PORTLAND SQUARE
                               PORTLAND, ME 04101

                           FOR ADDITIONAL INFORMATION:
                            TOLL FREE: (800) 441-7288

Ladies and Gentlemen:

     The undersigned hereby tenders to A T Fund of Funds (the "FUND"), the sole series of A T Funds Investment Trust, a Delaware statutory trust (the "TRUST"), the common shares of the Fund (the "SHARES") described below, at a price (the "PURCHASE PRICE") per Share equal to the net asset value ("NAV") in U.S. dollars of the Fund divided by the number of outstanding Shares, as determined in accordance with the Fund's net asset valuation procedures as of December 30, 2005, or if the Offer is extended, on the date to which the Offer is extended (the "VALUATION DATE"), upon the terms and subject to the conditions set forth in the Fund's Offer to Purchase dated September 20, 2005, receipt of which is hereby acknowledged, and this Letter of Transmittal (which, together with the Fund's Offer to Purchase, constitute the "OFFER"). The "EXPIRATION DATE" of the Offer is 5:00 p.m., Eastern time, on October 21, 2005, or if the Fund, in its discretion, has extended the period for which the Offer is open, the latest time and date on which the Offer, as so extended by the Fund, shall expire.

     THE TENDER AND THIS LETTER OF TRANSMITTAL ARE SUBJECT TO ALL THE TERMS AND CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, INCLUDING, BUT NOT LIMITED TO, THE ABSOLUTE RIGHT OF THE FUND TO REJECT ANY AND ALL TENDERS DETERMINED BY THE FUND, IN ITS SOLE DISCRETION, NOT TO BE IN THE APPROPRIATE FORM.

     The undersigned hereby sells, assigns and transfers to the Fund all right, title and interest in and to all the Shares that are being tendered hereby and that are being accepted for purchase pursuant to the Offer (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date).

     The undersigned hereby represents and warrants that: (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares (and any and all dividends, distributions, other Shares or other securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, proxies, encumbrances or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the undersigned will execute and deliver any additional documents deemed by Forum Administrative Services, LLC, the Fund's subadministrator (the "SUBADMINISTRATOR") or the Fund to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares (and any and all dividends, distributions, other Shares or securities or rights issued or issuable in respect of such Shares on or after the Expiration Date); and (d) the undersigned has read and agreed to all of the terms of the Offer. The undersigned recognizes that under certain circumstances set forth in the Offer, the Fund may not be required to purchase any of the Shares tendered hereby.

     A promissory note (the "NOTE") for the Purchase Price will be delivered to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The Initial Payment and Final Payment (each term as defined in the Offer and such payments together, the "CASH PAYMENTS"), of the Purchase Price for the Shares tendered by the undersigned will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned, as described in Section 2 of the Offer to Purchase. The undersigned hereby represents and warrants that the undersigned understands that upon a withdrawal of such Cash Payment from such account, such brokerage may subject such withdrawal to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangement with the undersigned in the sole discretion of the Board of Trustees of the Trust.) The Subadministrator will act as an agent for the undersigned for purpose of delivering the Cash Payments and the Note from the Fund to the undersigned. Under no circumstances will interest on the Purchase Price for Shares be paid, regardless of any delay in delivering the Cash Payments to the undersigned.

     The undersigned recognizes that the amount of the Initial Payment will be based on the estimated NAV of the Fund as of the close of business on December 30, 2005, subject to an extension of the Offer as described in Section 1 of the Offer to Purchase. The undersigned recognizes that the Final Payment portion of the Purchase Price will be made after completion of the audit of the Fund's financial statements for fiscal year 2005, which is anticipated to be completed not later than 60 days after March 31, 2006, the Fund's fiscal year end, and will be paid within 10 business days thereafter; PROVIDED, HOWEVER, that the Board of Trustees, in its discretion, may determine that the Final Payment be paid prior to the completion of the Fund's audit.

     The undersigned understands that the valid tender of Shares pursuant to the procedures described in Section 3 of the Fund's Offer to Purchase will constitute a binding agreement between the undersigned and the Fund upon the terms and subject to the conditions of the Offer. All authority conferred or agreed to be conferred in this Letter of Transmittal shall be binding upon the successors, assigns, heirs, executors, administrators and legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Shares tendered pursuant to the Offer may be withdrawn at any time prior to the Expiration Date in accordance with Section 4 of the Fund's Offer to Purchase. After the Expiration Date, tenders made pursuant to the Fund's Offer to Purchase will be irrevocable.


                  NOTE: SIGNATURES MUST BE PROVIDED ON PAGE 4.


                PLEASE READ THE ACCOMPANYING DOCUMENTS CAREFULLY.

         PLEASE RETURN TO:

         A T Fund of Funds
         c/o Forum Administrative Services, LLC
         Two Portland Square
         Portland, ME  04101

         For additional information, call Toll Free:  (800) 441-7288

PART 1.  SHAREHOLDER INFORMATION:

         Name of Shareholder: _______________________________________________

         Social Security No. or
         Taxpayer Identification No.: _______________________________________

         Telephone Number: __________________________________________________

PART 2. AMOUNT OF SHARES OF THE FUND BEING TENDERED:

             [ ]  ALL of my Shares.

             [ ] Some of Shares expressed as a specific dollar value. (Must maintain a minimum investment in Shares of at least $100,000
                 (the "REQUIRED MINIMUM BALANCE").)*

             [ ]  $_______________ worth of Shares as of December 30, 2005.

             [ ] Some of Shares expressed as a specific dollar value above the Required Minimum Balance.*

             [ ] All Shares IN EXCESS OF a remaining investment in Shares of a $_______________.


          * If you tender less than all of your Shares and the purchase of the full amount tendered would cause your remaining investment to be less than the Required Minimum Balance, the Fund will reduce the portion of Shares to be repurchased so that the Required Minimum Balance is maintained.

PART 3.  PAYMENT.

     The Note pursuant to which a Shareholder will receive the Cash Payments of the Purchase Price will be delivered by the Fund to the Subadministrator and then mailed by the Subadministrator to the undersigned's address of record on the books of the Fund. The undersigned hereby represents and warrants that the undersigned understands that any payments of cash due pursuant to the Note will be deposited by the Fund in a segregated custodial account and then transmitted directly to the undersigned or to the undersigned's brokerage account, in accordance with instructions provided herein by the undersigned, and, if so transferred to a brokerage account, may be subject upon withdrawal from such account to any fees that such brokerage would customarily assess upon the withdrawal of cash from such account. (Any payment in the form of marketable securities would be made by means of special arrangements with the undersigned.)

     The Subadministrator will act as an agent for the undersigned for purpose of delivering the Cash Payments and the Note from the Fund to the undersigned. Under no circumstances will interest on the Purchase Price for Shares be paid, regardless of any delay in delivering such payments to the undersigned.

PART 4.  PAYMENT AND DELIVERY INSTRUCTIONS

     The Cash Payments and the Note will be delivered to your address of record with the Fund.

PART 5.  SIGNATURE(S).

------------------------------------------------------------------------------------------------------------------------------

    FOR INDIVIDUAL SHAREHOLDERS AND JOINT TENANTS:               FOR OTHER SHAREHOLDERS:

    ---------------------------------------------------------    ----------------------------------------------------------
    Signature                                                    Print Name of Shareholder
    (SIGNATURE OF SHAREHOLDER(S) EXACTLY AS APPEARED ON
    SUBSCRIPTION AGREEMENT)

    ---------------------------------------------------------    ----------------------------------------------------------
    Print Name of Shareholder                                    Signature
                                                                 (SIGNATURE OF AUTHORIZED SIGNATORY FOR SHAREHOLDER)

    ---------------------------------------------------------    ----------------------------------------------------------
    Joint Tenant Signature if necessary                          Print Name and Title of Signatory
    (SIGNATURE OF SHAREHOLDER(S) EXACTLY AS APPEARED ON
    SUBSCRIPTION AGREEMENT)

    ---------------------------------------------------------    ----------------------------------------------------------
    Print Name of Joint Tenant                                   Co-signatory if necessary
                                                                 (SIGNATURE OF AUTHORIZED SIGNATORY FOR SHAREHOLDER)

                                                                 ----------------------------------------------------------
                                                                 Print Name and Title of Co-signatory

------------------------------------------------------------------------------------------------------------------------------


    Date:  _________________________________

                                  INSTRUCTIONS
              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1. CONDITIONAL TENDERS. No alternative, conditional or contingent tenders will be accepted, except as may be permitted in the Fund's Offer to Purchase.

2. IRREGULARITIES. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tender of Shares will be determined by the Fund, in its sole discretion, which determination shall be final and binding. The Fund reserves the absolute right to reject any or all tenders of any particular Shares (a) determined by it not to be in proper form, or (b) the acceptance of or payment for which may, in the opinion of the Fund's counsel, be unlawful. The Fund also reserves the absolute right to waive any of the conditions of the Offer, in whole or in part, or any defect or irregularity in tender of any particular Shares or Shareholder, and the Fund's interpretations of the terms and conditions of the Offer (including these instructions) shall be final and binding. No tender of Shares will be deemed to be properly made until all defects and irregularities have been cured or waived. None of the Fund, the Subadministrator or any other person shall be obligated to give notice of defects or irregularities in tenders, nor shall any of them incur any liability for failure to give any such notice. Unless waived, any defects or irregularities must be cured within such time as the Fund shall determine.

3. REQUESTS FOR ASSISTANCE AND ADDITIONAL COPIES. Requests for assistance should be directed to, and additional copies of the Fund's Offer to Purchase and this Letter of Transmittal may be obtained from, the Subadministrator at the address set forth at the end of this Letter of Transmittal. The Subadministrator will also provide Shareholders, upon request, with a Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding (W-8BEN) or a Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States (W-8ECI).

4. BACKUP WITHHOLDING. Each Shareholder that desires to participate in the Offer must, unless an exemption applies, provide the Subadministrator with the Shareholder's taxpayer identification number on the Substitute Form W-9 set forth in this Letter of Transmittal, with the required certifications being made under penalties of perjury. If the Shareholder is an individual, the taxpayer identification number is his or her social security number. If the Subadministrator is not provided with the correct taxpayer identification number, the Shareholder may be subject to a $50 penalty imposed by the Internal Revenue Service in addition to being subject to backup withholding.

     Shareholders are required to give the Subadministrator the taxpayer identification number of the record owner of the Shares by completing the Substitute Form W-9 included with this Letter of Transmittal. If the Shares are registered in more than one name or are not in the name of the actual owner, consult the "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9," which immediately follow the Substitute Form W-9.

     If backup withholding applies, the Subadministrator is required to withhold 30% of any payment made to the Shareholder with respect to Shares purchased pursuant to the Offer. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding may result in an overpayment of taxes for which a refund may be obtained by the Shareholder from the Internal Revenue Service.

     Certain Shareholders (including, among others, most corporations and certain foreign persons) are exempt from backup withholding requirements. To qualify as an exempt recipient on the basis of foreign status, a Shareholder must submit a properly completed Form W-8BEN or Form W-8ECI, signed under penalties of perjury, attesting to that person's exempt status. A Shareholder would use a Form W-8BEN to certify that it: (a) is neither a citizen nor a resident of the United States; (b) has not been and reasonably does not expect to be present in the United States for a period aggregating 183 days or more during the calendar year; and (c) reasonably expects not to be engaged in a trade or business within the United States to which the gain on the sale of the Shares would be effectively connected; and would use a Form W-8ECI to certify that: (x) it is neither a citizen nor resident of the U.S.; and (y) the proceeds of the sale of the Shares is effectively connected with a U.S. trade or business. A foreign Shareholder may also use a Form W-8BEN to certify that it is eligible for benefits under a tax treaty between the United States and such foreign person's country of residence.

     A SHAREHOLDER SHOULD CONSULT HIS, HER or its TAX ADVISER AS TO HIS, HER or its QUALIFICATION FOR EXEMPTION FROM THE BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

                         PAYER'S NAME: A T FUND OF FUNDS

--------------------------------------------------------------------------------------------------------------------
         Shareholder Name       ___________________________________

         Shareholder Address    ___________________________________
---------------------- ---------------------------------------------------------------------------------------------
SUBSTITUTE             Part 1(a) - PLEASE  PROVIDE  YOUR NAME AND TIN IN                     TIN
FORM W-9               THE BOX AT  RIGHT  AND  CERTIFY  BY  SIGNING  AND
                       DATING BELOW                                             ------------------------------------
DEPARTMENT OF THE                                                               (Social Security Number or Employer
TREASURY INTERNAL                                                                   Identification Number)
REVENUE SERVICE
                       ---------------------------------------------------------------------------------------------
PAYER'S REQUEST FOR    Part 1(b) - PLEASE CHECK THE BOX AT RIGHT IF YOU HAVE
TAXPAYER               APPLIED FOR, AND ARE WAITING RECEIPT OF YOUR TIN  [ ]
IDENTIFICATION         ---------------------------------------------------------------------------------------------
NUMBER (TIN)           Part 2 - FOR  PAYEES  EXEMPT  FROM  BACKUP  WITHHOLDING  PLEASE  WRITE  "EXEMPT"  HERE  (SEE
                       INSTRUCTIONS)    ________________________________________
                       ---------------------------------------------------------------------------------------------
                       Part 3 - CERTIFICATION - Under penalty of perjury, I certify that:
                       (1)  The number  shown on this form is my correct  Taxpayer  Identification  Number (or I am waiting  for a number to be issued to me and either (a) I have mailed or  delivered  an application to receive a taxpayer  identification  number to the  appropriate  Internal
                            Revenue  Service  Center or Social  Security  Administration  Office or (b) I intend to mail or  deliver an  application  in the near  future.  I  understand  that if I do not provide a taxpayer  identification  number by the time of payment,  a percentage of all reportable payments made to me will be withheld);
                       (2)  I  am  not  subject  to  backup  withholding  because  (a)  I  am  exempt  from  backup withholding,  (b) I have not been notified by the Internal  Revenue Service (the "IRS")
                            that I am  subject  to  backup  withholding  as a result of a  failure  to  report  all interest or  dividends,  or (c) the IRS has notified me that I am no longer  subject to backup withholding; and
                       (3)  I am a U.S. person (including U.S. resident alien).
                       ---------------------------------------------------------------------------------------------
                       CERTIFICATION  INSTRUCTIONS - You must cross out item (2) above if you have been notified by the IRS that you are  currently  subject to backup  withholding  because  you have failed to report all interest and dividends on your tax return.
                       ---------------------------------------------------------------------------------------------
                       SIGNATURE
                                --------------------------------------------------------------

                       DATE
                                --------------------------------------------------------------
---------------------- ---------------------------------------------------------------------------------------------

NOTE: Failure to complete and return this form may result in backup withholding of 30% of any payments made to you pursuant to the offer. Please review the enclosed guidelines for certification of taxpayer identification number on substitute Form W-9 and Instruction Nos. 12 and 13 for additional details.

You must complete the following certificate if you checked the box in Part 1(b) of the substitute Form W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office, or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 30% of all reportable payments made to me will be withheld.

Signature:                                   Date:
          --------------------------              ------------------------------

                              Substitute Form W-9

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number for the Payee (You) to Give the Payer--Social security numbers have nine digits separated by two hyphens: I.E., 000-00-0000. Employee identification numbers have nine digits separated by only one hyphen: I.E., 00-0000000. The table below will help determine the number to give the payer.

----------------------------------------------------------- ---------------------------------------------------------
                FOR THIS TYPE OF ACCOUNT:                             GIVE THE SOCIAL SECURITY NUMBER OF:
----------------------------------------------------------- ---------------------------------------------------------
1.  Individual                                              The Individual
----------------------------------------------------------- ---------------------------------------------------------
2.  Two or more individuals (joint account)                 The actual owner of the account or, if combined funds,
                                                            the first individual
----------------------------------------------------------- ---------------------------------------------------------
3.  Custodian account of a minor on the account (1)         The Minor (2)
    (Uniform Gift to Minors Act)
----------------------------------------------------------- ---------------------------------------------------------
4.  a.  The usual revocable savings trust account           The grantor-trustee (1)
          (grantor is also trustee)
----------------------------------------------------------- ---------------------------------------------------------
     b.  So-called trust account that is not a legal or     The actual owner (1)
          valid trust under the state law
----------------------------------------------------------- ---------------------------------------------------------
5.  Sole proprietorship                                     The owner (3)
----------------------------------------------------------- ---------------------------------------------------------


----------------------------------------------------------- ---------------------------------------------------------
                 FOR THIS TYPE OF ACCOUNT                         GIVE THE EMPLOYER IDENTIFICATION NUMBER OF:
----------------------------------------------------------- ---------------------------------------------------------
6.   Sole proprietorship                                    The owner (3)
----------------------------------------------------------- ---------------------------------------------------------
7.   A valid trust, estate, or pension trust                The legal entity (4)
----------------------------------------------------------- ---------------------------------------------------------
8.   Corporate                                              The corporation
----------------------------------------------------------- ---------------------------------------------------------
9.   Association, club, religious, charitable,              The organization
     educational, or other tax-exempt organization
----------------------------------------------------------- ---------------------------------------------------------
10. Partnership                                             The partnership
----------------------------------------------------------- ---------------------------------------------------------
11. A broker or registered nominee                          The broker or nominee
----------------------------------------------------------- ---------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish if only one person on a joint account has a social security number, that person's number must be furnished.

(2)  Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number of your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

  NOTE: IF NO NAME IS CIRCLED WHEN THERE IS MORE THAN ONE NAME, THE NUMBER WILL
               BE CONSIDERED TO BE THAT OF THE FIRST NAME LISTED.


       GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON
                              SUBSTITUTE FORM W-9